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                                                                      EXHIBIT 23

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Registration Statements
(i) Nos. 333-53207, 333-53205, 33-88646, 33-93550, 33-93552, 33-93554, and
33-93556 of Nabisco Holdings Corp., on Form S-8, (ii) No. 333-92565 of Nabisco, Inc. on Form S-8, and (iii) No. 333-66025 of Nabisco, Inc. on Form S-3, of our report dated February 2, 2000, appearing in this Annual Report on Form 10-K of Nabisco Holdings Corp. and Nabisco, Inc. for the year ended December 31, 1999.

Deloitte & Touche LLP

Parsippany, New Jersey

March 21, 2000